Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.,
a Delaware corporation

Adopted as of July 31, 2015

ARTICLE I
MEETINGS OF STOCKHOLDERS

1.1          Annual Meetings of Stockholders. The annual meeting of the stockholders of Tempus Applied Solutions Holdings, Inc., a Delaware corporation (the “Corporation”), shall be held on such day as may be designated from time to time by the Board of Directors of the Corporation (the “Board”) and stated in the notice of the meeting, and on any subsequent day or days to which such meeting may be adjourned, for the purposes of electing directors and of transacting such other business as may properly come before the meeting. The Board shall designate the place, which may be any place within or without the State of Delaware as the Board may designate, and time for the holding of such meeting, and not less than ten (10) days’ nor more than sixty (60) days’ notice shall be given to the stockholders of record as of the record date for the meeting of the time and place so fixed.

1.2          Special Meetings of Stockholders. Special meetings of the stockholders may be called at any time by the Board or the Chief Executive Officer pursuant to a resolution approved by a majority of the entire Board. The Board shall designate the place, which may be any place within or without the State of Delaware as the Board may designate, and time for the holding of such meeting, and not less than ten (10) days’ nor more than sixty (60) days’ notice shall be given to the stockholders of record as of the record date for the meeting of the time and place so fixed.

1.3          Notice of Stockholder Business and Nominations.

(a)            Annual Meetings of Stockholders.

  (i)            Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board, or (C) by any stockholder of the Corporation who (I) was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.3 is delivered to the Secretary of the Corporation and at the time of the annual meeting, (II) has been a stockholder for the six (6) month period prior to the delivery of the notice provided for in this Section 1.3 to the Secretary of the Corporation (or if such period is less, since the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 5, 2015, as amended (the “Merger Agreement”), by and among Tempus Applied Solutions, LLC, a Delaware limited liability company, the Members (as defined therein), the Members’ Representative (as defined therein), Chart Acquisition Corp., a Delaware corporation, the Corporation, Chart Merger Sub Inc., a Delaware corporation, TAS Merger Sub LLC, a Delaware limited liability company, Chart Financing Sub Inc., a Delaware corporation, TAS Financing Sub Inc., a Delaware corporation, the Chart Representative (as defined therein) and, for the limited purposes specified therein, the Warrant Offerors (as defined therein)), (III) shall be entitled to vote at such meeting, and (IV) complies with the notice procedures set forth in this Section 1.3 as to such nomination or business. Clause (C) of this Section 1.3(a)(i) shall be the exclusive means for a stockholder to make nominations or submit business (other than matters properly brought under Rule 14a-8 (or any successor thereto) under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), and indicated in the Corporation’s notice of meeting before an annual meeting of stockholders.

Amended and Restated Bylaws of Tempus Applied Solutions Holdings, Inc.
As adopted July 31, 2015

  (ii)           Without qualification, for nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.3(a)(i)(C), the stockholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business must constitute a proper matter for stockholder action under the General Corporation Law of the State of Delaware, as amended (the “DGCL”). To be timely, a stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). Notwithstanding the foregoing, for purposes of determining whether a stockholder’s notice shall have been received in a timely manner for the first annual meeting of stockholders to be held after the adoption of these Amended and Restated Bylaws of the Corporation (as amended, these “Bylaws”), to be timely, a stockholder’s notice must have been received not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of the annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice to the Secretary (whether pursuant to this Section 1.3(a) or Section 1.3(b)) shall set forth:

  (A)            as to each person, if any, whom the stockholder proposes to nominate for election as a director (I) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (II) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (III) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (IV) with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement required by Section 1.4;

  (B)            if the notice relates to any business (other than the nomination of persons for election as directors) that the stockholder proposes to bring before the meeting, (I) a brief description of the business desired to be brought before the annual meeting, (II) the reasons for conducting such business at the annual meeting, (III) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (IV) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and (V) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

Amended and Restated Bylaws of Tempus Applied Solutions Holdings, Inc.
As adopted July 31, 2015

  (C)            as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (I) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (II) (a) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and by such beneficial owner, if any, and any other direct or indirect opportunity held or owned beneficially by such stockholder and by such beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Corporation, (d) any short interest in any security of the Corporation (for purposes of this Section 1.3, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any right to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder or such beneficial owner, if any, which right is separated or separable from the underlying shares, (f) any proportionate interest in shares of capital stock of the Corporation or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner, if any, is a general partner or with respect to which such stockholder or such beneficial owner, if any, directly or indirectly, beneficially owns an interest in a general partner, and (g) any performance-related fees (other than an asset-based fee) to which such stockholder or such beneficial owner, if any, is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, in each case with respect to the information required to be included in the notice pursuant to clauses (a) through (g) of this Section 1.3(a)(ii)(C), as of the date of such notice and including any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and such beneficial owner, if any, (x) not later than ten (10) days after the record date for the annual meeting to disclose such ownership as of the record date, (y) ten (10) days before the annual meeting date, and (z) immediately prior to the commencement of the annual meeting, by delivery to the Secretary of the Corporation of such supplemented information), (III) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (IV) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (V) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination; and

Amended and Restated Bylaws of Tempus Applied Solutions Holdings, Inc.
As adopted July 31, 2015

 (D)            such other information as the Corporation may reasonably require or that is otherwise reasonably necessary (I) to determine the eligibility of such proposed nominee to serve as a director of the Corporation, (II) to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation; and (III) that could be material to a reasonable stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

(iii)            Notwithstanding anything in the second sentence of Section 1.3(a)(ii) to the contrary, in the event that the number of directors to be elected to the Board of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)           Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that the directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.3 is delivered to the Secretary of the Corporation and at the time of the special meeting, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 1.3. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice in the same form as required by Section 1.3(a)(ii) with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 1.4) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Amended and Restated Bylaws of Tempus Applied Solutions Holdings, Inc.
As adopted July 31, 2015

(c)           General.

(i)            Subject to Section 2.4, only such persons who are nominated in accordance with the procedures set forth in this Section 1.3 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.3. Except as otherwise provided by law, the Amended and Restated Certificate of Incorporation of the Corporation (as amended, including by any Certificate of Designations of Preferred Stock, the “Certificate of Incorporation”) or these Bylaws, the Chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.3 and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 1.3, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.3, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.3, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of the stockholders.

(ii)            For purpose of this Section 1.3, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)           Nothing in this Section 1.3, shall be deemed to affect any rights of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act.

1.4          Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.3 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines of the Corporation.

1.5          Record Date. The Board may fix a date, not less than ten (10) or more than sixty (60) days preceding the date of any meeting of stockholders, as a record date for the determination of stockholders entitled to notice of, or to vote at, any such meeting. The Board shall not close the books of the Corporation against transfers of shares during the whole or any part of such period.

Amended and Restated Bylaws of Tempus Applied Solutions Holdings, Inc.
As adopted July 31, 2015

1.6          Proxies. The notice of every meeting of the stockholders may be accompanied by a form of proxy approved by the Board in favor of such person or persons as the Board may select.

1.7          Quorum and Voting. A majority of the outstanding shares of stock of the Corporation entitled to vote, present in person, by means of remote communication or represented by proxy, regardless of whether the proxy has authority to vote on all matters, shall constitute a quorum at any meeting of the stockholders, and the stockholders present at any duly convened meeting may continue to do business until adjournment notwithstanding any withdrawal from the meeting of holders of shares counted in determining the existence of a quorum. If a separate vote by one or more classes or series is required, the holders of shares entitled to cast a majority of the total votes entitled to be cast by the holders of the shares of the class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date and time pursuant to Section 1.8. Directors shall be elected by a plurality of the votes cast in the election. For all matters as to which no other voting requirement is specified by the DGCL, the Certificate of Incorporation, or these Bylaws, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting (as counted for purposes of determining the existence of a quorum at the meeting). In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of any exchange or quotation system on which the capital stock of the Corporation is quoted or traded, the requirements of Rule 16b-3 under the Exchange Act or any provision of the Internal Revenue Code of 1986, as amended (the “Code”), in each case for which no higher voting requirement is specified by the DGCL, the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, Rule 16b-3 or Code provision, as the case may be (or the highest such requirement if more than one is applicable). For the approval of the appointment of independent public accountants (if submitted for a vote of the stockholders), the vote required for approval shall be a majority of the votes cast on the matter.

1.8          Adjournment. Any meeting of the stockholders may be adjourned from time to time, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

1.9          Conduct of Business. Meetings of the stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in the absence of the foregoing persons by a chairman designated by the Board, or in the absence of such designation by a chairman chosen at the meeting. The chairman of the meeting shall appoint a person to act as secretary of each meeting. The chairman of any meeting of stockholders of the Corporation shall determine the order of business and the rules of procedure for the conduct of such meeting, including the manner of voting and the conduct of discussion as he or she determines to be in order.  The chairman shall have the power to adjourn the meeting to another place, if any, date and time.  The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter of business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.

Amended and Restated Bylaws of Tempus Applied Solutions Holdings, Inc.
As adopted July 31, 2015

ARTICLE II
DIRECTORS

2.1          Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as may be otherwise provided in the DGCL or the Certificate of Incorporation.

2.2          Number, Classes, Election and Term of Office.

(a)           Number. The Board shall initially consist of seven (7) members, each of whom shall be a natural person. Subject to the rights of holders of any outstanding series of preferred stock of the Corporation (“Preferred Stock”) or certain holders of outstanding common stock of the Corporation, in each case, pursuant to the Certificate of Incorporation, the number of directors shall be fixed, and may be increased or decreased from time to time, exclusively by a resolution adopted by a majority of the entire Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. The Board in its discretion may elect from among its members a Chairman who shall preside at board meetings and generally manage the affairs of the Board.

(b)           Classes, Election and Term of Office. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third (1/3rd) of the total number of directors constituting the entire Board. The Class I Directors shall serve from the date of adoption of these Bylaws until the first annual meeting of stockholders held after the adoption of these Bylaws (and until their successors are duly elected and qualified). At such annual meeting of stockholders, Class I Directors shall be elected to serve until the annual meeting of stockholders held in the third year following such election. The Class II Directors shall serve from the date of adoption of these Bylaws until the second annual meeting of stockholders held after the adoption of these Bylaws (and until their successors are duly elected and qualified). At such annual meeting of stockholders, Class II Directors shall be elected to serve until the annual meeting of stockholders held in the third year following such election. The Class III Directors shall serve from the date of adoption of these Bylaws until the third annual meeting of stockholders held after the adoption of these Bylaws (and until their successors are duly elected and qualified). At such annual meeting of stockholders, Class III Directors shall be elected to serve until the annual meeting of stockholders held in the third year following such election. At each succeeding annual meeting of stockholders beginning with the fourth annual meeting of stockholders after the adopted of these Bylaws, successors to the class of directors whose term expires at that annual meeting shall be elected to serve until the annual meeting of stockholders held in the third year following such election. If the number of directors is changed, any increase or decrease shall be apportioned among the Class I Directors, Class II Directors and Class III Directors so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director.

Amended and Restated Bylaws of Tempus Applied Solutions Holdings, Inc.
As adopted July 31, 2015

2.3          Qualification of Directors. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws. The Certificate of Incorporation or these Bylaws may prescribe other qualifications for directors. Each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier death or resignation or, subject to Section 2.12, removal.

2.4          Resignation and Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director shall be irrevocable. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by the sole remaining director. Any director so chosen shall hold office until his or her successor shall be elected and qualified. If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

2.5          Place of Meetings; Meetings by Telephone. The Board may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

2.6          Conduct of Business. Meetings of the Board shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in the absence of the foregoing persons by a chairman designated by the Board, or in the absence of such designation by a chairman chosen at the meeting. The chairman of the meeting shall appoint a person to act as secretary of each meeting.

2.7          Regular Meetings; Notice. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

2.8          Special Meetings; Notice. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer or a majority of the directors. Notice of the time and place of special meetings shall be: (a) delivered personally by hand, by courier, by telephone or orally; (b) sent by United States first-class registered or certified mail, postage prepaid; (c) sent by nationally recognized overnight delivery service for next day delivery; (d) sent by facsimile (effective upon receipt of good transmission); or (e) sent by electronic mail (effective upon response confirming receipt or upon effective notice through one of the preceding means), directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records. If the notice is (i) delivered personally by hand, by courier, by telephone or orally, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least three (3) business days before the time of the holding of the meeting; provided, that if the Chairman of the Board, the Chief Executive Officer or a majority of the directors reasonably deems it be necessary for the Board to hold a special meeting in order to address exigent circumstances, notice of the time and place of such special meeting may be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by overnight delivery service, it shall be deposited for next day delivery at least four (4) business days before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least seven (7) business days before the time of the holding of the meeting. The notice need not specify the purpose of the meeting.

Amended and Restated Bylaws of Tempus Applied Solutions Holdings, Inc.
As adopted July 31, 2015

2.9          Quorum; Voting. At all meetings of the Board, a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board, then the directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If the Certificate of Incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these Bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

2.10        Board Action by Written Consent Without a Meeting. Unless otherwise expressly restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.11        Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors.

2.12        Removal of Directors. Subject to the rights of holders of any outstanding series of Preferred Stock pursuant to the Certificate of Incorporation, any director may be removed from the Board by the stockholders of the Corporation only for cause, and in such case only by the affirmative vote of the holders of at least a majority of the total voting power of all classes of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors.

2.13        Rights of Holders of Preferred Stock. Notwithstanding any other provision of this Article II, and except as otherwise required by law, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of Preferred Stock as set forth in the Certificate of Incorporation and such directors shall not be included in any of the classes created pursuant to this Article II unless expressly provided by such terms.

Amended and Restated Bylaws of Tempus Applied Solutions Holdings, Inc.
As adopted July 31, 2015

ARTICLE III
COMMITTEES

3.1          Committees of Directors. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member; provided, that any replacement may not be disqualified at the time of appointment. Any such committee, to the extent provided in the unanimous resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.

3.2          Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

3.3          Meetings and Actions of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of: (a) Section 2.5 (Place of Meetings; Meetings by Telephone); (b) Section 2.7 (Regular Meetings; Notice); (c) Section 2.8 (Special Meetings; Notice); (d) Section 2.9 (Quorum; Voting); (e) Section 2.10 (Board Action by Written Consent Without a Meeting); and (f) Section 7.5 (Waiver of Notice), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members. However: (i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee; (ii) special meetings of committees may also be called by resolution of the Board; and (iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

3.4          Subcommittees. Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolutions of the Board designating the committee, a committee may, by unanimous resolution, create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE IV
OFFICERS

4.1          Officers. The officers of the Corporation shall be a President (also referred to as the Chief Executive Officer), Treasurer (also referred to as the Chief Financial Officer) and a Secretary. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, one or more Assistant Treasurers or Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person. The salaries of officers appointed by the Board shall be fixed from time to time by the Board or a committee thereof or by the officers as may be designated by resolution of the Board.

4.2          Appointment of Officers. The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 4.3.

4.3          Subordinate Officers. The Board or the Chief Executive Officer may appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board or the Chief Executive Officer may from time to time determine.

Amended and Restated Bylaws of Tempus Applied Solutions Holdings, Inc.
As adopted July 31, 2015

4.4          Removal and Resignation of Officers. Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

4.5          Vacancies in Offices. Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 4.3.

4.6          Representation of Shares of Other Corporations. Unless otherwise directed by the Board, the Chief Executive Officer or any other person authorized by the Board or the Chief Executive Officer is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

4.7          Authority and Duties of Officers. Except as otherwise provided in these Bylaws, the officers of the Corporation shall have such powers and duties in the management of the Corporation as may be designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE V
INDEMNIFICATION

5.1          Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this ARTICLE V, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Amended and Restated Bylaws of Tempus Applied Solutions Holdings, Inc.
As adopted July 31, 2015

5.2          Indemnification of Directors and Officers in Actions by or in the Right of the Corporation. Subject to the other provisions of this ARTICLE V, the Corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

5.3          Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 5.1 or Section 5.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

5.4          Indemnification of Others. Subject to the other provisions of this ARTICLE V, the Corporation shall have power to indemnify its employees and agents to the extent not prohibited by the DGCL or other applicable law. The Board shall have the power to delegate to a specified person or persons the determination of whether employees or agents shall be indemnified.

5.5          Advanced Payment of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this ARTICLE V or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation reasonably deems appropriate. Notwithstanding the foregoing, unless otherwise determined pursuant to Section 5.8, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

5.6          Limitation on Indemnification and Advancement of Expenses. Subject to the requirements in Section 5.3 and the DGCL, the Corporation shall not be required to provide indemnification or, with respect to clauses (a), (c) and (d) of this Section 5.6, advance expenses to any person pursuant to this ARTICLE V:

(a)            in connection with any Proceeding (or part thereof) initiated by such person except (i) as otherwise required by law, (ii) in specific cases if the Proceeding was authorized by the Board, or (iii) as is required to be made under Section 5.7;

Amended and Restated Bylaws of Tempus Applied Solutions Holdings, Inc.
As adopted July 31, 2015

(b)           in connection with any Proceeding (or part thereof) against such person providing for an accounting or disgorgement of profits pursuant to the provisions of Section 16(b) of the Exchange Act, or similar provisions of any federal, state or local statutory law or common law;

(c)           for amounts for which payment has actually been made to or on behalf of such person under any statute, insurance policy or indemnity provision, except with respect to any excess beyond the amount paid; or

(d)           if prohibited by applicable law.

5.7          Determination; Claim. If a claim for indemnification or advancement of expenses under this ARTICLE V is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such suit, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.

5.8          Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

5.9          Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

5.10        Contract Rights. The rights provided to directors and officers pursuant to this ARTICLE V (a) shall be contract rights based upon good and valuable consideration, pursuant to which a director or officer may bring suit as if the provisions of this ARTICLE V were set forth in a separate written contract between such director or officer and the Corporation, (b) shall fully vest at the time such director or officer first assumes his or her position as a director or officer of the Corporation, (c) are intended to be retroactive and shall be available with respect to any act or omission occurring prior to the adoption of this ARTICLE V, (d) shall continue as to a director or officer who has ceased to be a director or officer of the Corporation, and (e) shall inure to the benefit of the director’s or officer’s heirs, executors and administrators.

5.11        Survival. The rights to indemnification and advancement of expenses conferred by this ARTICLE V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

5.12        Effect of Repeal or Modification. Any repeal or modification of this ARTICLE V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Amended and Restated Bylaws of Tempus Applied Solutions Holdings, Inc.
As adopted July 31, 2015

5.13        Certain Definitions. For purposes of this ARTICLE V, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this ARTICLE V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this ARTICLE V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this ARTICLE V.

ARTICLE VI
STOCK

6.1          Stock Certificates; Partly Paid Shares. Except as set forth in the Certificate of Incorporation, the shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board or Vice-Chairman of the Board, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.2          Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Amended and Restated Bylaws of Tempus Applied Solutions Holdings, Inc.
As adopted July 31, 2015

6.3          Lost Certificates. Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4          Dividends. The Board, subject to any restrictions contained in the Certificate of Incorporation or applicable law, may declare and pay dividends upon the shares of the Corporation’s capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions of the Certificate of Incorporation. The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

6.5          Stock Transfer Agreements. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

6.6          Registered Stockholders. The Corporation: (a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; (b) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and (c) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

6.7          Transfers. Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and upon the surrender of a certificate or certificates for a like number of shares, properly endorsed.

ARTICLE VII
MANNER OF GIVING NOTICE AND WAIVER

7.1          Notice of Stockholder Meetings. Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the Corporation’s records. An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Amended and Restated Bylaws of Tempus Applied Solutions Holdings, Inc.
As adopted July 31, 2015

7.2          Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if: (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Any notice given pursuant to this Section 7.2 shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. Notice by a form of electronic transmission shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

7.3          Notice to Stockholders Sharing an Address. Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice.

7.4          Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.5          Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Amended and Restated Bylaws of Tempus Applied Solutions Holdings, Inc.
As adopted July 31, 2015

ARTICLE VIII
GENERAL MATTERS

8.1          Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

8.2          Seal. The Corporation may adopt a corporate seal, which shall be in such form as may be approved from time to time by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.3          Annual Report. The Corporation shall cause an annual report to be sent to the stockholders of the Corporation to the extent required by applicable law. If and so long as there are fewer than one hundred (100) holders of record of the Corporation’s shares, the requirement of sending an annual report to the stockholders of the Corporation is expressly waived (to the extent permitted under applicable law, including securities laws).

8.4          Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers, agents or employees, or committees of the Board so designated, or by any other person or entity as to matters which such director or committee member reasonably believes are within such other person’s or entity’s professional or expert competence and that has been selected with reasonable care by or on behalf of the Corporation.

8.5          Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision: (a) the singular number includes the plural and the plural number includes the singular; (b) any pronoun includes the corresponding masculine, feminine or neuter forms; (c) the words “include”, “includes” and “including” shall be deemed to be modified by the words “without limitation”, unless specified otherwise or the context requires otherwise; (d) reference to any statute includes any rules and regulations promulgated thereunder; (e) the term “person” includes a natural person, corporation, limited liability company, partnership, trust or other entity or association, including a governmental body; and (f) the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks located in New York, New York are required or authorized by law to close.

Amended and Restated Bylaws of Tempus Applied Solutions Holdings, Inc.
As adopted July 31, 2015

ARTICLE IX
AMENDMENTS

9.1          Amendments. In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, amend, alter or repeal the bylaws of the Corporation. The affirmative vote of at least a majority of the Board then in office shall be required in order for the Board to adopt, amend, alter or repeal the Corporation’s bylaws. Notwithstanding any other provision of these Bylaws or any provision of law that might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of a majority of the total voting power of the Voting Stock, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend or repeal any provision of the bylaws, or to adopt any new bylaw; provided, however, that the affirmative vote of the holders of at least 66⅔% of the total voting power of the Voting Stock, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend or repeal, or adopt any bylaw inconsistent with, the following provisions of the Bylaws: ARTICLE I; Sections 2.1, 2.2, 2.3, 2.4 and 2.12; ARTICLE V; and ARTICLE IX, or in each case, any successor provision (including any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other bylaw). No bylaw hereafter legally altered, amended or repealed shall invalidate any prior act of the directors or officers of the Corporation that would have been valid if such bylaw had not been altered, amended or repealed. Notwithstanding the foregoing, this Section 9.1 is subject to the rights of any holders of any outstanding series of Preferred Stock pursuant to the Certificate of Incorporation.

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